UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2024, Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc. and CSL Capital, LLC (together, the “Issuers”), each a subsidiary of Uniti Group Inc. (the “Company” and, together with the Issuers, “us” or “we”), completed a private offering of $300,000,000 aggregate principal amount of the Issuers’ 10.50% Senior Secured Notes due 2028 (the “Notes”). The Issuers intend to use the net proceeds from the offering for general corporate purposes, which may include funding a portion of the cash consideration payable in connection with the Company’s previously announced merger with Windstream Holdings II, LLC (“Windstream”). Closing of the Company’s merger with Windstream will occur, if it occurs, after the closing of the offering of the Notes and is subject to various closing conditions. As of the date hereof, the commitments under the previously announced $300,000,000 bridge facility under the commitment letter entered into with certain lenders in connection with the Company’s merger with Windstream were reduced to zero.

Within 60 days of the date hereof, the Company will file to obtain regulatory approval to enable the subsidiaries that require regulatory approval prior to guaranteeing the Notes (the “Regulated Subsidiaries”) to guarantee the Notes, and it will use commercially reasonable efforts to obtain such approval. Upon the guarantee of the Notes by each of the Regulated Subsidiaries that guarantee the Company’s existing 10.50% Senior Secured Notes due 2028, the Notes are expected to be mandatorily exchanged for 10.50% Senior Secured Notes due 2028 issued as “additional notes” under the indenture dated as of February 14, 2023 among Uniti, Uniti Group Finance, Uniti Fiber Holdings, CSL Capital, the guarantors party thereto and the trustee and collateral agent party thereto (the “2023 Indenture”). Such additional notes are expected to be part of the same series as the existing 10.50% Senior Secured Notes due 2028 issued under the 2023 Indenture, and are expected to have the same CUSIP number as, and be fungible with, the existing 10.50% Senior Secured Notes due 2028 issued under the 2023 Indenture.

The Notes were issued at an issue price of 103.00% of their principal amount plus accrued interest from March 15, 2024 to, but excluding, May 17, 2024, pursuant to an Indenture, dated as of May 17, 2024 (the “Indenture”), among the Issuers, the guarantors named therein (collectively, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and as collateral agent. The Notes mature on February 15, 2028 and bear interest at a rate of 10.50% per year. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2024.

The Issuers may redeem the Notes, in whole or in part, at any time prior to September 15, 2025 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the Notes, if any, to, but not including, the redemption date, plus an applicable “make whole” premium described in the Indenture. Thereafter, the Issuers may redeem the Notes in whole or in part, at the redemption prices set forth in the Indenture. In addition, prior to February 15, 2025, the Issuers may, on one or more occasions, redeem up to 10% of the aggregate principal amount of the Notes in any twelve-month period at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. Notwithstanding the foregoing, the Issuers may not use the proceeds of any offering of Additional Notes (as defined in the Indenture) with a price to investors equal to or in excess of 103% to finance any such optional redemption. Further, at any time on or prior to September 15, 2025, up to 40% of the aggregate principal amount of the Notes may be redeemed with the net cash proceeds of certain equity offerings at a redemption price of 110.50% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date; provided that at least 60% of aggregate principal amount of the originally issued Notes remains outstanding. If certain changes of control of Uniti Group LP occur, holders of the Notes will have the right to require the Issuers to offer to repurchase their Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and on a senior secured basis by each of Uniti Group LP’s existing and future domestic restricted subsidiaries (other than the Issuers) that guarantees indebtedness under the Company’s senior secured credit facilities and existing secured notes (except initially the Regulated Subsidiaries) (the “Subsidiary Guarantors”). The guarantees are subject to release under specified circumstances, including certain circumstances in which such guarantees may be automatically released without the consent of the holders of the Notes.

The Notes and the related guarantees are the Issuers’ and the Subsidiary Guarantors’ senior secured obligations and rank equal in right of payment with all of the Issuers’ and the Subsidiary Guarantors’ existing and future unsubordinated obligations; effectively senior to all unsecured indebtedness of the Issuers and the Subsidiary Guarantors, including the Company’s existing senior unsecured notes, to the extent of the value of the collateral securing the Notes; effectively equal with all of the Issuers’ and the Subsidiary Guarantors’ existing and future indebtedness that is secured by first-priority liens on the collateral (including indebtedness under the Company’s senior secured credit facilities and existing secured notes); senior in right of payment to any of the Issuers’ and Subsidiary Guarantors’ subordinated indebtedness; and structurally subordinated to all existing and future liabilities (including trade payables) of the Company’s subsidiaries (other than the Issuers) that do not guarantee the Notes. The guarantee of the Company will be its senior unsecured obligation and will rank equally in right of payment with all of its existing and future unsubordinated obligations and senior in right of payment to any of its subordinated indebtedness. The Notes and the related guarantees will also be effectively subordinated to any existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral securing the Notes to the extent of the value of such assets, and to any existing or future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

The Notes and the related guarantees will be secured by liens on substantially all of the assets of the Issuers and the Subsidiary Guarantors, which assets also ratably secure obligations under the Company’s existing secured notes and senior secured credit facilities, in each case, subject to certain exceptions and permitted liens. The collateral will not include real property (below a specified threshold of value), but will include certain fixtures and other equipment as well as cash that we receive pursuant to our long-term exclusive triple-net leases with Windstream.

The Indenture contains customary high yield covenants limiting the ability of Uniti Group LP and its restricted subsidiaries to: incur or guarantee additional indebtedness; incur or guarantee secured indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; transfer material intellectual property to unrestricted subsidiaries; enter into transactions with affiliates; merge or consolidate or sell all or substantially all of their assets; and create restrictions on the ability of the Issuers and their restricted subsidiaries to pay dividends or other amounts to the Issuers. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. The Indenture also contains customary events of default.

The foregoing description is qualified in its entirety by reference to the Indenture and the form of Note included therein, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated May 17, 2024, by and among Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc. and CSL Capital, LLC, as Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, governing the 10.50% Senior Secured Notes due 2028.

4.2	Form of 10.50% Senior Secured Notes due 2028 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Dated: May 17, 2024